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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of Separate Account VL-R of American General Life Insurance Company ("Separate Account VL-R") of our report dated April 22, 2019, relating to the financial statements of Separate Account VL-R which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the financial statements of Separate Account VUL of American General Life Insurance Company. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American General Life Insurance Company. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American Home Assurance Company. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 1, 2019